Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Barnes & Noble Education, Inc. Amended and Restated Equity Incentive Plan of our report dated July 1, 2024, with respect to the consolidated financial statements and schedule of Barnes & Noble Education, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended April 27, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

September 20, 2024